AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------


                  THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of this 21st day of March, 2000, by and between ESTES BANK CORPORATION, a Colorado corporation (hereinafter "Company," and unless the context otherwise requires, the term "Company" shall include both Estes Bank Corporation and its wholly-owned subsidiary, United Valley Bank, a Colorado bank ("United Valley Bank")), Jack G. Haselbush ("Haselbush"), Bradley D. SISHC ("Sishc") and VAIL BANKS, INC., a Colorado corporation (hereinafter "Vail Banks," and unless the context otherwise requires, the term "Vail Banks" shall include both Vail Banks, Inc. and its wholly-owned subsidiary, WestStar Bank, a Colorado bank ("WestStar"). Haselbush and Sishc are signatories hereof solely to be bound by Section 4.11 of this Agreement. They assume no other obligations hereunder.

                                R E C I T A L S:

                  WHEREAS, the respective boards of directors of Company and Vail Banks deem it advisable and in the best interests of each such entity and their respective shareholders that Company be acquired by Vail Banks and that such acquisition be accomplished by a merger of Company and Newco, a wholly-owned subsidiary of Vail Banks to be formed ("Newco"), pursuant to which Newco will merge with and into Company with each of the issued and outstanding shares of common stock, $1 par value per share, of Company ("Company Stock") being converted into the right to receive common stock of Vail Banks (the "Vail Common Stock") and cash in accordance with Article I herein and all upon the terms and conditions hereinafter set forth and as set forth in the Agreement and Plan of Merger attached hereto as Exhibit A and incorporated herein by reference (the "Merger Agreement");

                  WHEREAS, Haselbush and Sishc have agreed to vote all shares owned directly or indirectly by them in favor of the transactions contemplated by this Agreement.

                  NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which as legally sufficient consideration are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I
                                    ---------

                                 PURCHASE PRICE
                                 --------------

                  The aggregate Purchase Price (the "Purchase Price"), subject to the adjustments described herein, shall be Twenty One Million Five Hundred Thousand Dollars ($21,500,000) payable as follows:

                  Three  Million  Two  Hundred  Twenty  Five  Thousand   Dollars
($3,225,000) in Vail Common Stock and the remainder in cash.

                  The cash portion of the Purchase Price will be adjusted, increased or reduced as applicable, by an amount equal to the difference between $9,871,000 and the Net Worth of the Company as of the end of the month immediately preceding the Closing plus the Net Income of the Company as of the end of such month until the Closing Date. The Net Worth of the Company shall be determined in accordance with generally accepted accounting principles, provided, however,

                  (a) that the value of trading securities, held to maturity securities, and available-for-sale securities (held on December 31, 1999 and held at the Closing) shall be determined as of December 31, 1999, and changes thereafter in such accounts required by Financial Accounting Standards Board SFSA No. 115 shall be disregarded, and

                  (b) The Net Income of the Company from the end of the month immediately preceding Closing to the Closing Date shall be paid as a post closing adjustment within 30 days after the Closing Date (the "Post Closing Adjustment").

                  (c) The principal balance of the Rains Estes Park Ford, Inc. Loan (the "Rains Loan") will be charged off prior to Closing and will be deemed to be zero for purposes of calculating the Net Worth of the Company. If United Valley Bank's blanket bond carrier has declined or has not paid in full United Valley Bank's claims on the Rains Loan, then the Rains Loan promissory note(s), all collateral security instruments of any nature and related collection files and records shall be transferred and assigned immediately prior to Closing to a fiduciary for the benefit of the shareholders of the Company. The fiduciary shall be selected by the management of the Company. The shareholders of the Company shall bear all costs of the fiduciary and costs of collection after the Date of Closing.

                  The Vail Common Stock portion of the Purchase Price shall be issued by Vail Banks and shall be registered for resale by Vail Banks pursuant to a Form S-4 registration statement.

                  To compute the aggregate number of Vail Common Stock shares to be issued pursuant to this Agreement, a share price shall be utilized that is in no instance less than nine dollars ($9.00) per share and in no instance in excess of twelve dollars ($12.00) per share. Within these parameters, the price per share of Vail Common Stock will be determined by the average of the closing sales price of Vail Common Stock as reported by the NASDAQ National Market System on each of the fifteen (15) consecutive trading days immediately prior to the Closing Date (the "Average Vail Common Stock Price"). The Average Vail Common Stock Price shall be divided into $3,225,000 to determine the aggregate number of shares of Vail Common Stock that will be issued to the holders of Company Stock pursuant to this Agreement.

                  The Purchase Price will be allocated among the shareholders of Company in proportion to their respective holdings of Company Stock as of the Closing.

                  If at any time during the period between the date of this Agreement and the Closing Date, any change in the outstanding shares of Vail
Common Stock occurs or is effected by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the number of shares of Vail Common Stock shall be adjusted on a pro rata basis.


                                   ARTICLE II
                                   ----------

                                     CLOSING
                                     -------

                  The transactions contemplated herein shall be consummated (the "Closing") at the offices of Company, or some other mutually agreeable location, on the first business day following the later to occur of (i) the receipt of all approvals from any governmental authorities having jurisdiction over the transactions contemplated by this Agreement and the Merger Agreement, and the expiration of any waiting or similar period required by applicable law (ii) compliance with the Colorado Business Corporation Act and (iii) the satisfaction of all other conditions to consummation of the Merger (the "Closing Date"), or at such other time and place as may be mutually satisfactory to the parties hereto. Notwithstanding the foregoing, the transactions contemplated herein shall be consummated on or prior to October 1, 2000.


                                   ARTICLE III
                                   -----------

                                     MERGER

                  3.1 Merger. Pursuant to the terms and conditions provided herein, on the Closing Date, Company and Newco shall be merged in accordance with and in the manner set forth in the Merger Agreement. The surviving corporation following the Merger will operate under the Articles of Incorporation of Company and will be a wholly-owned subsidiary of Vail Banks.

                  At the Closing, (a) Vail Banks shall furnish to each shareholder of Company Stock such shareholder's pro rata share of the cash portion of the Purchase Price by cashier's check and (b) Company will cause each shareholder of Company Stock to surrender the certificate(s) which represented such holder's Company Stock in exchange for the cash portion of the Purchase Price to which such holder is entitled.

                  Upon the terms and conditions of this Agreement and the Merger Agreement, Vail Banks shall make available on or before the Closing Date to American Securities Transfer & Trust, Denver, Colorado, who is designated as exchange agent (the "Exchange Agent"), such number of shares of Vail Common Stock as shall be issuable to the shareholders of Company Stock in accordance with this Agreement. As soon as practicable after the Closing Date, Vail Banks or the Exchange Agent shall mail to each holder of record of Company Stock a form letter of transmittal and instructions for the issuance of Vail Common Stock certificates pursuant to this Agreement. Upon receipt by the Exchange Agent of a properly completed and signed transmittal letter, the Exchange Agent shall promptly issue to such holder of Company Stock, Vail Common Stock certificates representing such holder's share of the Vail Common Stock portion of the Purchase Price and a check for an amount in lieu of any fractional shares. No fractional shares will be issued. As of and after the Closing Date, the holders of Company Stock shall be entitled to all of the rights and benefits of a holder of Vail Common Stock.

                  Vail Banks shall furnish to each holder of Company Stock such holder's pro rata share of the Post Closing Adjustment by cashier's check mailed to their address of record.

                  The transactions contemplated by this Agreement and the Merger Agreement are not intended to qualify as a tax free reorganization under Section 368 of the Internal Revenue Code.

                  3.2 Registration Statement. (a) The parties agree jointly to prepare a registration statement on Form S-4 (the "Registration Statement") to be filed by Vail Banks with the SEC in connection with the issuance of Vail Banks Common Stock pursuant to the Merger Agreement. The parties agree to cooperate with the other party, its counsel and its accountants, in the preparation of the Registration Statement; and provided that both parties have cooperated as provided above, Vail Banks agrees to file the Registration Statement with the SEC as soon as reasonably practicable after the execution of this Agreement. Each of the Company and Vail Banks agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933 as promptly as reasonably practicable after any SEC comments are resolved. Vail Banks also agrees to use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Company agrees to furnish to Vail Banks all information concerning Company and United Valley Bank, their subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.

                  (b) Each of Company and Vail Banks agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act of 1933, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which such statements were made. Each of the Company and Vail Banks further agrees that if it shall become aware prior to the Closing Date of any information furnished by it that would cause any of the statements in the Registration Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to the Registration Statement.

                  (c) Vail Banks agrees to advise Company, promptly after Vail Banks receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Vail Banks Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

                                   ARTICLE IV
                                   ----------

                                OTHER AGREEMENTS
                                ----------------

                  4.1 Meeting of Shareholders of Company. Company shall take all actions in accordance with the laws of Colorado and its Articles of Incorporation and Bylaws to call a special meeting of its shareholders (the "Special Meeting") for the purpose of submitting the Merger Agreement to such shareholders for their approval.

                  4.2 Absence of Brokers. Each party hereto represents and warrants to the other that no broker, finder or other finder has acted on its behalf in connection with this Agreement or the transactions contemplated hereby. Notwithstanding the preceding sentence, the Company has entered into an agreement with The Wallach Company, Inc. pursuant to which the Company will pay a fee to The Wallach Company, Inc. Each party agrees to indemnify the other and hold and save it harmless from any claim or demand for commissions or other compensation by any broker, finder, financial consultant or similar agent (other than The Wallach Company, Inc.) claiming to have been employed by or on behalf of such party.

                  4.3 Access, Information and Documents. Company shall allow Vail Banks and its authorized representatives reasonable access during normal business hours from and after the date hereof and prior to the Closing Date to all of the respective properties, books, contracts, commitments and records of Company and its subsidiary and shall furnish Vail Banks and its authorized representatives such information concerning its affairs and the affairs of its subsidiary as Vail Banks may reasonably request provided that such request shall be reasonably related to the transactions contemplated by this Agreement and shall not interfere unreasonably with normal operations. Company shall require its personnel to assist Vail Banks in making any such investigation and shall cause the counsel (subject to attorney-client privilege), accountants, employees and other representatives of Company to be available to Vail Banks for such purposes. Such investigation will be conducted in a manner designed to be the least disruptive of the affairs of Company as possible. During such investigation, Vail Banks and its authorized representatives shall have the right, subject to the confidentiality provisions of this Agreement, to make copies of such records, files, tax returns and other materials as it may deem advisable and shall advise Company of those items of which copies are made. No investigation made heretofore or hereafter by either party and its authorized representatives shall affect the representations and warranties of either such party hereunder.

                  4.4 Confidentiality. Prior to consummation of the transactions contemplated by this Agreement and the Merger Agreement, the parties will provide each other with information which may be deemed by the party providing the information to be confidential or proprietary. Each party agrees that it will hold confidential and protect all information provided to it by the other party to this Agreement and use such information only in connection with the consummation of the transactions contemplated in this Agreement and the Merger Agreement, except that the obligations contained in this Section 4.4 shall not in any way restrict the rights of any party or person to use information that
(i) was known to such party prior to disclosure by the other party; (ii) is or becomes generally available to the public other than by breach of this Agreement; or (iii) otherwise becomes lawfully available to a party to this Agreement on a non-confidential basis from a third party who is not under an obligation of confidence to the other party to this Agreement. If this Agreement is terminated prior to consummation of the transactions contemplated hereby, each party agrees to return all documents and other material, and any copies thereof, whether or not confidential, provided to it by or on behalf of the other party to this Agreement. Each party shall insure that its officers, directors, investment advisors, attorneys and other representatives who are given access to such information are bound by and will use the information only in accordance with the foregoing restrictions. The provisions of this Section
4.4 shall survive any termination of this Agreement.

                  4.5 Full Cooperation. The parties shall cooperate fully with each other in connection with any acts or actions required to be taken as part of their respective obligations under this Agreement, including cooperation in the filing of all applications and other requests for consents and approvals with respect to the transactions contemplated hereby.

                  4.6 Expenses. All of the expenses incurred by Vail Banks in connection with the authorization, preparation, execution and performance of this Agreement and the Merger Agreement including, without limitation, all fees and expenses of its agents, representatives, counsel and accountants and the fees and expenses related to filing of required registration statements, and all other regulatory applications with state and federal authorities in connection with the transactions contemplated hereby and thereby, shall be paid by Vail Banks. All expenses incurred by Company in connection with the authorization, preparation, execution and performance of this Agreement and the Merger Agreement, including, without limitation, all fees and expenses of its agents, representatives, counsel and accountants for Company, shall be paid by Company. The cost of preparing and mailing any Registration Statement hereunder with the Securities and Exchange Commission will be paid by Vail Banks, provided, however, that in the event that the Company does not secure the shareholder vote necessary to authorize and approve the Merger Agreement, the Company shall reimburse Vail Banks for the reasonable costs and expenses it incurred in connection with the preparation and filing of the Registration Statement.

                  4.7 Preservation of Goodwill. Company shall use reasonable efforts to preserve its business organization and the business organization of its subsidiary consistent with past practices, to keep available the services of its present employees and of the present employees of its subsidiary, and to preserve the goodwill of customers and others having business relations with Company or its subsidiary.

                  4.8 Approvals and Consents. Each party hereto represents and warrants to and covenants with the other that it will use its best efforts, and will cause its officers, directors, employees and agents and its subsidiary and subsidiary's officers, directors, employees and agents to use their best efforts, to obtain as soon as is reasonably practicable all approvals and consents of state and federal departments or agencies required or deemed necessary for consummation of the transactions contemplated by this Agreement and the Merger Agreement. In particular, within 45 days of the date of this Agreement, Vail Banks shall file all applications required to obtain all consents and approvals of bank regulatory authorities for the transactions contemplated by this Agreement. Vail Banks shall provide drafts of the public sections of applications to Company prior to filing the same, and shall promptly provide Company with copies of all correspondence to and from regulatory authorities with respect to the transactions contemplated by this Agreement.

                  4.9 Press Releases. Prior to the Closing Date, Company and Vail Banks shall agree with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, however, that nothing in this
Section 4.9 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by law.

                  4.10 Employees of United Valley Bank. For purposes of any length of service requirements, waiting periods, vesting periods or benefits based on length of service in any benefit plan of United Valley Bank for which an employee may be eligible after the Closing, Vail Banks shall ensure that service by such employee with United Valley Bank shall be deemed to have been service with Vail Banks.

                  (a) From and after the Closing employees of the Company and United Valley Bank shall be eligible to participate in all Vail Banks employee plans in accordance with their terms and in the same manner as similarly situated Vail Banks employees. Service of such employees with the Company and United Valley Bank shall be counted as service with Vail Banks for purposes of determining eligibility, vesting and levels of benefits.

                  (b) Vail Banks will (i) waive any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Vail Banks with respect to Company and United Valley Bank employees and their eligible dependents, provided that there is no material adverse change in the Company's claims history prior to Closing (from that previously disclosed to Vail Banks by the Company) and (ii) give each Company and United Valley Bank employee credit for the plan year in which the Closing occurs towards applicable deductibles and out-of-pocket limits for expense incurred prior to Closing.

                  (c) Vail Banks agrees to honor in accordance with their terms all benefits vested as of the date of this Agreement under the Company and United Valley Bank Benefit Plans.

                  4.11 Voting and Non-Compete Agreements of Haselbush and Sishc.
                       ---------------------------------------------------------

                  (a) Haselbush and Sishc agree to vote all shares of Company Stock owned by them, directly or indirectly, and those shares allocated to them pursuant to the Employee Stock Ownership Plan (the "ESOP") in favor of the transactions contemplated by this Agreement. Haselbush shall not be obligated to vote unallocated shares held by the ESOP in favor of the transactions contemplated by this Agreement in his capacity as Plan fiduciary.

                  (b) For a period commencing on the Closing Date and continuing in effect for two (2) years, each of Haselbush and Sishc will not, directly or indirectly, on his own behalf or on behalf of any other person or entity:

                  Provide banking products and services in the geographic area encompassed by the following in the State of Colorado: Grand County, Census Tract # 136.02 of Boulder County and Census Tracts # 28 and #19.03 of Larimer County (the "Territory");

                           (i) Solicit any Company,  United  Valley  Bank,  Vail
Banks or WestStar Bank (collectively, "Employer") customer with whom he has worked during the one (1) year period prior to the Closing Date or about whom he possesses confidential information for the purposes of terminating the customer's relationship with the Employer or of providing products or services reasonably substitutable for the Employer's products and services to the customer in the Territory; or

                           (ii) Solicit or induce , or in any manner  attempt to
solicit or induce, any person or entity (including without limitation consultants and independent contractors) employed by the Employer to leave such employment.

                  (c) Haselbush, Sishc and the Employer acknowledge that a breach or threatened breach of the terms of this Agreement by Haselbush and Sishc would result in material and irreparable damage and injury to the Employer, and that it would be difficult or impossible to establish the full monetary value of such damages. Therefore, the Employer shall be entitled to injunctive relief by a court of appropriate jurisdiction in the event of Haselbush's or Sishc's breach or threatened breach of any of the provisions of this Agreement. Furthermore, in addition to all other remedies provided by law, each of Haselbush and Sishc agrees that he will indemnify and hold the Employer harmless from any loss, cost, damage or expense (including attorney's fees) incurred by the Employer arising out of his breach of any portion of this Agreement.

                  4.12 "Run-off" Liability Insurance Coverage. Company shall acquire for the benefit of its officers and directors "run-off" liability insurance coverage to survive the Closing Date, which coverage shall be satisfactory to Company. Alternatively, Vail Banks shall obtain coverage for the officers and directors of Company under its officer and director liability policy satisfactory to Company. The cost of such insurance shall be paid by Company.

                  4.13 Dividends. The Company may declare its regular quarterly dividends or other distributions on its Common Stock. United Valley Bank may declare its ordinary quarterly dividends. Except with prior written consent of Vail Banks, neither the Company nor United Valley Bank may issue, sell, repurchase, acquire or redeem any of its Common Stock.

                  4.14 Vail Banks Board of Directors Position. Immediately following the Closing, Vail Banks shall use its best efforts to provide for the nomination and election of Haselbush to the Board of Directors of Vail Banks for a three (3) year term.

                  4.15 Employment of Haselbush and Sishc. Vail Banks (or WestStar) anticipates employing Haselbush and Sishc from and after the Closing on terms mutually acceptable to the parties.

                  4.16   Termination  of  ESOP.  The  parties  will   reasonably
cooperate with respect to terminating the ESOP.

                  4.17 Exercise of Options. The Company shall use its best efforts to cause the holders of the 9,700 options outstanding as of the date of this Agreement to exercise such options prior to the Closing.


                                    ARTICLE V
                                    ---------

            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY
            --------------------------------------------------------

                  To induce Vail Banks to enter into and perform this Agreement, Company represents, warrants, covenants and agrees as follows, which representations, warranties, covenants and agreements are being made as of the date hereof and shall be deemed to be made again as of the Closing:

                  5.1 Company Disclosure Memorandum. Company shall deliver to Vail Banks on or before the fifth (5th) day following the date of this Agreement a memorandum (the "Company Disclosure Memorandum") containing certain information regarding the Company and United Valley Bank as indicated at various places in this Agreement. All information set forth in the Company Disclosure Memorandum or in documents incorporated by reference in the Company Disclosure Memorandum is true, correct and complete, does not omit to state any fact necessary in order to make the statements therein not misleading in any material respect, and shall be deemed for all purposes of this Agreement to constitute part of the representations and warranties of the Company under this Article V. The information contained in the Company Disclosure Memorandum shall be deemed to be part of and qualify only those representations and warranties contained in this Article V which make specific reference to the Company Disclosure
Memorandum. All information in each of the documents and other writings furnished to Vail Banks pursuant to this Agreement or the Company Disclosure Memorandum is or will be true, correct and complete in all material respects and does not and will not omit to state any fact necessary in order to make the statements therein not misleading. Company shall promptly provide Vail Banks with written notification of any material event, occurrence or other information necessary to maintain the Company Disclosure Memorandum and all other documents and writings furnished to Vail Banks pursuant to this Agreement as true, correct and complete in all material respects at all times prior to and including the Closing.

                  5.2      Corporate and Financial.

                  5.2.1 Authority. (a) Subject to the approval of various state and federal regulatory authorities and Company shareholder approval, the Company has full power and authority to make, execute and perform this Agreement and to consummate the transactions contemplated hereby and thereby, and no further action is necessary on the part of the Company to authorize its consummation of the transactions contemplated hereby and thereby. Other than such regulatory approvals and Company shareholder approval, no further corporate action is necessary on the part of the Company to consummate the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of the

Company and is enforceable in accordance with its terms, except as limited by the laws affecting creditors' rights generally and by the discretion of courts to compel specific performance.

                  (b) Subject to the approval of various state and federal regulators, the execution, delivery and performance of this Agreement and the other transactions contemplated or required in connection herewith will not, with or without the giving of notice or the passage of time, or both, (i) violate any provision of federal or state law applicable to the Company or United Valley Bank, the violation of which could be expected to have a material adverse effect on the business, operations, properties, assets, financial condition or prospects of the Company or United Valley Bank; (ii) violate any provision of the articles of incorporation or charter, as the case may be, or bylaws of the Company or United Valley Bank; (iii) conflict with or result in a breach of any provision of, or termination of, or constitute a default under any instrument, license, agreement or commitment to which the Company or either of United Valley Bank is a party, which, singly or in the aggregate, could be expected to have a material adverse effect on the business, operations, properties, assets, financial condition or prospects of the Company or United Valley Bank; or (iv) constitute a violation of any order, judgment or decree to which the Company or United Valley Bank is a party, or by which the Company or United Valley Bank or any of their respective assets or properties are bound.

                  5.2.2    Corporate Status.

                           (a) The Company.  The Company is a  corporation  duly
organized, validly existing and in good standing under the laws of the State of Colorado and has no direct or indirect subsidiaries other than United Valley
Bank. The Company has all requisite corporate power and authority and is entitled to own or lease its properties and assets and to carry on its business as and in the places where such properties or assets are now owned, leased or operated and such business is conducted. The Company is duly licensed, qualified or domesticated as a foreign corporation in the jurisdictions listed in Section 5.2.2(a) of the Company Disclosure Memorandum, which are all jurisdictions where the character of the property owned by it or the nature of the business transacted by it make such license, qualification or domestication necessary.

                           (b) United Valley Bank.  United Valley Bank is a bank
duly organized, validly existing and in good standing under the laws of the State of Colorado. United Valley Bank has all requisite corporate power and authority and is entitled to own and lease its properties and assets and to carry on its business as and in the places where such properties or assets are now owned, leased or operated and such business is conducted.

                  5.2.3    Capital Structure.

                           (a) The  Company.  (i) The Company has an  authorized
capital stock consisting solely of 100,000 shares, $1.00 par value, common stock, of which 45,300 (subject to the exercise of 9,700 options) shares of common stock are issued and outstanding as of the date hereof (a list of the Company Shareholders and the number of shares of Company Stock owned by each is attached hereto as Exhibit B). All of the outstanding capital stock of the Company is duly and validly issued, fully paid and non-assessable and was offered, issued and sold in compliance with all applicable federal and state securities laws. No person has any right of rescission or claim for damages under federal or state securities laws with respect to the issuance of any shares of capital stock of the Company previously issued. None of the capital stock of the Company has been issued in violation of any preemptive or other rights of its shareholders.

                           (ii) Except as set forth in Section  5.2.3(a)(ii)  of
the Company Disclosure Memorandum, the Company does not have outstanding any securities which are either by their terms or by contract convertible or exchangeable into capital stock of the Company, or any other securities or debt of the Company, or any preemptive or similar rights to subscribe for or to purchase, or any options or warrants or agreements or understandings for the purchase or the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or securities convertible into its capital stock. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire, or to register, any shares of its capital stock.

                           (iii) Except as set forth in Section 5.2.3(a)(iii) of
the Company Disclosure Memorandum, there is no agreement, arrangement or understanding to which the Company is a party restricting or otherwise relating to the transfer of any shares of capital stock of the Company.

                           (iv) All  shares of  Company  Stock or other  capital
stock, or any other securities or debt, of the Company, which have been purchased or redeemed by the Company have been purchased or redeemed in accordance with all applicable federal, state and local laws, rules, and regulations, including, without limitation, all federal and state securities laws and rules and regulations of any securities exchange or system on which such stock, securities or debt are, or at such time were, traded, and no such purchase or redemption has resulted or will with the giving of notice or lapse of time, or both, result in a default or acceleration of the maturity of, or otherwise modify, any agreement, note, mortgage, bond, security agreement, loan agreement or other contract or commitment of the Company.

         (b) United Valley Bank. (i) United Valley Bank has an authorized capital stock consisting solely of 4,000 shares, $100.00 par value, common stock, of which 4,000 shares of common stock are issued and outstanding as of the date hereof and of which the Company owns 4,000 shares, or 100 % of the issued and outstanding common stock. All of the outstanding capital stock of United Valley Bank is duly and validly issued, fully paid and non-assessable and was offered, issued and sold in compliance with all applicable federal and state securities laws. No person has any right of rescission or claim for damages under federal or state securities laws with respect to the issuance of any shares of capital stock of United Valley Bank previously issued. None of the capital stock of United Valley Bank has been issued in violation of any preemptive or other rights of its shareholders.

                  (ii)  United  Valley  Bank  does  not  have   outstanding  any
securities which are either by their terms or by contract convertible or exchangeable into capital stock of United Valley Bank, or any other securities or debt of United Valley Bank, or any preemptive or similar rights to subscribe for or to purchase, or any options or warrants or agreements or understandings for the purchase or the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or securities convertible into its capital stock. United Valley Bank is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire, or to register, any shares of its capital stock.

                  (iii) There is no agreement, arrangement or understanding to which either United Valley Bank or the Company is a party restricting or otherwise relating to the transfer of any shares of capital stock of United Valley Bank.

                  (iv) All shares of United Valley Bank Common Stock or other capital stock, or any other securities or debt, of United Valley Bank, which have been purchased or redeemed by United Valley Bank have been purchased or redeemed in accordance with all applicable federal, state and local laws, rules, and regulations, including, without limitation, all federal and state securities laws and rules and regulations of any securities exchange or system on which such stock, securities or debt are, or at such time were, traded, and no such purchase or redemption has resulted or will, with the giving of notice or lapse of time, or both, result in a default or acceleration of the maturity of, or otherwise modify, any agreement, note, mortgage, bond, security agreement, loan agreement or other contract or commitment of United Valley Bank.

                  5.2.4 Corporate Records. The stock records and minute books of the Company and United Valley Bank, as applicable, whether previously or in the future furnished or made available to Vail Banks by the Company and United
Valley Bank, fully and accurately reflect all issuances, transfers and redemptions of the common stock of the Company or United Valley Bank, as applicable, correctly show the record addresses and the number of shares of such stock issued and outstanding on the date hereof held by the shareholders of the Company or United Valley Bank, correctly show all corporate action taken by the directors and shareholders of the Company or United Valley Bank (including actions taken by consent without a meeting), and contain true and correct copies or originals of their respective articles of incorporation or charter, as the case may be, and all amendments thereto, bylaws, as amended and currently in force, and the minutes of all meetings or consent actions of their respective directors and shareholders. No resolutions, regulations or bylaws have been passed, enacted, consented to or adopted by the respective directors or shareholders of the Company or United Valley Bank except those contained in the minute books. All corporate records of the Company and United Valley Bank have been maintained in accordance with all applicable statutory requirements and are complete and accurate.

                  5.2.5 Tax Returns, Taxes. (a) The Company and United Valley Bank have duly filed or will file when due (i) all required federal and state tax returns and reports, and (ii) all required returns and reports of other governmental units having jurisdiction with respect to taxes imposed upon their respective incomes, properties, revenues, franchises, operations or other assets or taxes imposed which might create a lien or encumbrance on any of such assets or affect adversely their respective businesses or operations. Such returns or reports are, and when filed will be, true, complete and correct, and the Company and United Valley Bank have paid, or will pay with respect to returns or reports related to their respective businesses not yet filed because not yet due, to the extent such taxes or other governmental charges have become due, all taxes and other governmental charges including all applicable interest and penalties, set forth in such returns or reports related to their respective businesses. All federal, state and local taxes and other governmental charges paid or payable by the Company or United Valley Bank have been paid, or have been accrued or reserved on their respective books in accordance with generally accepted accounting principles applied on a basis consistent with prior periods. Adequate reserves for the payment of taxes have been established on the books of the Company and United Valley Bank for all periods through the date hereof, whether or not due and payable and whether or not disputed. Until the Closing Date, the Company and United Valley Bank shall continue to reserve sufficient funds for the payment of expected tax liabilities in accordance with generally accepted accounting principles applied on a basis consistent with prior periods. Neither the Company nor United Valley Bank has received any notice of a tax deficiency or assessment of additional taxes of any kind and, to the knowledge of officers of the Company or United Valley Bank (collectively "Management"), there is no threatened claim against either the Company or United Valley Bank, or any basis for any such claim, for payment of any additional federal, state, local or foreign taxes for any period prior to the date of this Agreement in excess of the accruals or reserves with respect to any such claim shown in the 1999 Financial Statements (as defined below) or disclosed in the notes with respect thereto. There are no waivers or agreements by either the Company or either of the Banks for the extension of time for the assessment of any taxes. The federal income tax returns of the Company or either of the Banks have not been examined by the Internal Revenue Service for any period since calendar year 1997.

                  (b) Except as set forth in  Section  5.2.5(b)  of the  Company
Disclosure Memorandum, proper and accurate amounts have been withheld by the Company and United Valley Bank from their employees for all periods in full and complete compliance with the tax withholding provisions of applicable federal, state and local tax laws, and proper and accurate federal, state and local tax returns have been filed by the Company and United Valley Bank for all periods for which returns were due with respect to withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full.

                  5.2.6 Financial Statements. The Company will deliver to Vail Banks contemporaneously with the delivery of the Company Disclosure Memorandum true, correct and complete copies of (i) the unaudited financial statements of the Company for the years ended December 31, 1997, 1998 and 1999, including balance sheets, statements of income, statements of shareholders' equity, statement of cash flows and related notes, (ii) the audited financial statements of United Valley Bank for the years ended December 31, 1997, 1998 and 1999, including balance sheets, statements of income, statements of shareholders' equity, statement of cash flows and related notes (the unaudited financial statements of the Company and the audited financial statements of United Valley Bank for the year ended December 31, 1999 shall be collectively referred to as the "1999 Financial Statements"), (iii) unaudited financial statements of the Company and United Valley Bank for the period ended March 31, 2000, including a balance sheet, statement of income and related notes and (iv) monthly interim unaudited financial statements of each of the Company and United Valley Bank ending at the end of each month prior to Closing and after March 31, 2000. All of such financial statements, except for the interim statements which have been prepared consistently with the audited financial statements of the Company but without footnotes, etc., have been prepared in accordance with generally accepted accounting principles consistently applied and truthfully reflect, in all material aspects, the assets, liabilities and financial condition of the Company and United Valley Bank as of the dates indicated therein and the results of its operations for the respective periods then ended.

                  5.2.7 Regulatory Reports. Company will deliver to Vail Banks contemporaneously with the delivery of the Company Disclosure Memorandum for review and inspection all Forms FRY6 filed by the Company with the Board of Governors of the Federal Reserve System (the "Federal Reserve") for the three years ended December 31, 1999 and through the date of this Agreement, together with all other reports filed by the Company or United Valley Bank for the same period with the Division of Banking of the Department of Regulatory Agencies of the State of Colorado (the "Division of Banking"), and other applicable regulatory agencies (collectively, the "Reports"). All of such Reports, as amended, have been prepared in accordance with applicable rules and regulations applied on a basis consistent with prior periods and contain in all material respects all information required to be presented therein in accordance with such rules and regulations.

                  5.2.8 Accounts. Section 5.2.8 of the Company Disclosure Memorandum contains a list of each and every bank and other institution in which the Company or United Valley Bank maintains an account or safety deposit box, the account numbers and the names of all persons who are presently authorized to draw thereon, have access thereto or give instructions regarding distribution of funds or assets therein.

                  5.2.9  Notes  and  Obligations.  (a)  Except  as set  forth in
Section 5.2.9(a) of the Company Disclosure Memorandum or as provided for in the loss reserve described in subsection (b) below, all notes receivable or other obligations owned by the Company or United Valley Bank or due to any one of them shown in the 1999 Financial Statements and any such notes receivable and obligations on the date hereof and on the Closing Date are, and will be, genuine, legal, valid and collectible obligations of the respective makers thereof and are not and will not be subject to any offset or counterclaim. Except as set forth in Section 5.2.9(a) of the Company Disclosure Memorandum or in subsection (b) below, all such notes and obligations are evidenced by written agreements, true and correct copies of which will be made available to Vail Banks for examination prior to the Closing Date. All such notes and obligations were entered into by either the Company or United Valley Bank, as the case may be, in the ordinary course of business and in compliance with all applicable laws and regulations.

         (b) United Valley Bank has established a loss reserve in its 1999 Financial Statements and as of the date of this Agreement and will establish a loan loss reserve as of the Closing Date in accordance with formulas and procedures consistent with past practice which is or will be adequate to cover anticipated losses which might result from such items as the insolvency or default of borrowers or obligors on such loans or obligations, defects in the notes or evidences of obligation (including losses of original notes or instruments), offsets or counterclaims properly chargeable to such reserve, or the availability of legal or equitable defenses which might preclude or limit the ability of the Company or United Valley Bank, as the case may be, to enforce the note or obligation, and the representations set forth in subsection (a) above are qualified in their entirety by the aggregate of such loss reserve.

                  5.2.10 Liabilities. Neither the Company nor United Valley Bank has any debt, liability or obligation of any kind required to be shown pursuant to generally accepted accounting principles on the consolidated balance sheet of the Company, whether accrued, absolute, known or unknown, contingent or otherwise, including, but not limited to, (a) liability or obligation on account of any federal, state or local taxes or penalty, or interest or fines with respect to such taxes, (b) liability arising from or by virtue of the distribution, delivery or other transfer or disposition of goods, personal property or services of any type, kind or variety, (c) unfunded liabilities with respect to any pension, profit sharing or employee stock ownership plan, whether operated by the Company or United Valley Bank or any other entity covering employees of the Company or United Valley Bank, or (d) environmental liability, except (i) those reflected in the 1999 Financial Statements, or (ii) as disclosed in Section 5.2.10 of the Company Disclosure Memorandum. Except as set forth in Section 5.2.10 of the Company Disclosure Memorandum, on the Closing Date, the Company shall have no indebtedness for borrowed money of any nature whatsoever, and United Valley Bank shall have no indebtedness resulting from the borrowing of any funds, property or services; provided, however, that this section 5.2.10 shall not apply to the purchase of Federal Funds in the ordinary course of business.

                  5.2.11 Absence of Changes. Except as specifically provided for in this Agreement or specifically set forth in Section 5.2.11 of the Company Disclosure Memorandum, since December 31, 1999:

                           (a)      there have been no changes in the business
assets, properties, liabilities, results of operations or financial condition of the Company or United Valley Bank, or in any of their respective relationships with customers, employees, lessors or others, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or which Management believes will have a material adverse effect on such businesses, assets, liabilities, results of operations, financial conditions or properties;

                           (b)      there  has  been  no  material  damage,
destruction or loss to the assets, properties or business of the Company or United Valley Bank, whether or not covered by insurance, which has had or which Management believes may have an adverse effect thereon;

                           (c) the  businesses  of the Company and United Valley
Bank have been operated in the ordinary course;

                           (d) the  properties  and  assets of the  Company  and
United Valley Bank used in their respective businesses have been maintained in good order, repair and condition, ordinary wear and tear excepted;

                           (e) the respective books, accounts and records of the
Company and United Valley Bank have been maintained in the usual, regular and ordinary manner;

                           (f)  except  as set forth in the  Company  Disclosure
Memorandum, there has been no increase in the compensation payable or to become payable to any director, executive officer or employee of the Company or United Valley Bank;

                           (g) there  have been no changes  in the  articles
incorporation or charter, as the case may be, or bylaws of the Company or either of United Valley Bank;

                           (h) there  has been no labor  dispute,  unfair  labor
practice charge or employment discrimination charge, nor, to the knowledge of Management, any organizational effort by any union, or institution or threatened institution of any effort, complaint or other proceeding in connection therewith, involving the Company or United Valley Bank, or affecting their respective operations;

                           (i) there  has been no  issuance,  sale,  repurchase,
acquisition or redemption by the Company or United Valley Bank of any of their respective capital stock, bonds, notes, debt or other securities or any modification or amendment of the rights of the holders of any outstanding capital stock, bonds, notes, debt or other securities thereof;

                           (j) except as set forth in Section  5.2.11(j)  of the
Company Disclosure Memorandum, there has been no mortgage, lien or other encumbrance or security interest (other than liens for current taxes not yet due or purchase money security interests or pledges to secure public deposits or federal funds purchased arising in the ordinary course of business) created on or in (including without limitation, any deposit for security consisting of) any asset or assets of the Company or United Valley Bank or assumed by any one of them with respect to any of their assets;

                           (k)  except  as  disclosed  in  the  1999   Financial
Statements, any interim financial statements or Section 5.2.11(k) of the Company Disclosure Memorandum, there has been no material indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise) incurred by the Company or United Valley Bank which would be required to be reflected on a balance sheet of the Company or United Valley Bank prepared as of the date hereof in accordance with generally accepted accounting principles applied on a consistent basis, except as incurred in the ordinary course of business;

                           (l) no material obligation or liability of either the
Company or United Valley Bank has been discharged or satisfied, other than in the ordinary course of business;

                           (m) there have been no material  sales,  transfers or
other dispositions of any asset or assets of either the Company or United Valley Bank, other than sales in the ordinary course of business; and

                           (n)  there  has  been no  amendment,  termination  or
waiver of any right of either the Company or United Valley Bank under any governmental license, permit or permission which has had or may have an adverse effect on either of their businesses or properties.

                  5.2.12  Litigation  and  Proceedings.  Except  as set forth in
Section 5.2.12 of the Company Disclosure Memorandum, there are no actions, decrees, suits, counterclaims, claims, proceedings or governmental actions or investigations pending or, to the knowledge of Management, threatened against, by or affecting either the Company or United Valley Bank, or any officer, director, employee or agent in such person's capacity as an officer, director, employee or agent of either the Company or United Valley Bank or relating to the business or affairs of either the Company or United Valley Bank, in any court or before any arbitrator or governmental agency, and no judgment, award, order or decree of any nature has been rendered against or with respect thereto by any agency, arbitrator, court, commission or other authority, nor does either the Company or United Valley Bank have any unasserted contingent liabilities which might have an adverse effect on either of their assets or on the operation of their respective businesses or which might prevent or impede the consummation of the transactions contemplated by this Agreement.

                  5.3      Business Operations.

                  5.3.1 Customers. Management has no knowledge of any presently existing facts which could reasonably be expected to result in the loss of any material borrower or depositor of United Valley Bank or in the inability of United Valley Bank to collect amounts due therefrom or to return funds deposited thereby, except as set forth in Section 5.3.1 of the Company Disclosure Memorandum.

                  5.3.2 Permits; Compliance with Law. (a) The Company and United Valley Bank have all permits, licenses, approvals, authorizations and registrations under all federal, state, local and foreign laws required for them to carry on their respective businesses as presently conducted, and all of such permits, licenses, approvals, authorizations and registrations are in full force and effect, and no suspension or cancellation of any of them is pending or, to the knowledge of Management, threatened.

                           (b) The Company and United  Valley Bank have complie
with all laws,  regulations,  and orders applicable to them or their businesses.
Section 5.3.2(b) of the Company Disclosure Memorandum contains a list of any known violations of such laws, regulations, ordinances or rules by any present officer, director, or employee of the Company or United Valley Bank which occurred since December 31, 1995, and which resulted in any order, proceeding, judgment or decree which would be required to be disclosed pursuant to Item 401(f) of Regulation S-K promulgated by the Securities and Exchange Commission if the Company or United Valley Bank had been subject to the reporting requirements under the Securities Act or the Exchange Act. No past violation of any such law, regulation, ordinance or rule has occurred which could impair the right or ability of the Company or United Valley Bank to conduct their businesses.

                           (c)  Except as set forth in Section  5.3.2(c)  of the
Company Disclosure Memorandum, no notice or warning from any governmental authority with respect to any failure or alleged failure of the Company or United Valley Bank to comply in any respect with any law, regulation or order has been received, nor is any such notice or warning proposed or, to the knowledge of Management, threatened.

                  5.3.3 Environmental. (a) Except as set forth in Section 5.3.3(a) of the Company Disclosure Memorandum, the Company and United Valley
Bank:

                           (i)  have  not  caused  or  permitted,  and  have  no
knowledge of, the generation, manufacture, use, or handling or the release or presence of any hazardous substances on, in, under or from any properties or facilities currently owned or leased by the Company or United Valley Bank or adjacent to any properties so owned or leased; and

                           (ii) have  complied  with,  and have kept all records
and made all filings required by, applicable federal, state and local laws, regulations, orders, permits and licenses relating to the generation, manufacture, use, handling, release or presence of any hazardous substance on, in, under or from any properties or facilities currently owned or leased by the Company or United Valley Bank.

                           (b)  Except as set forth in Section  5.3.3(b)  of the
Company Disclosure Memorandum, neither the Company nor United Valley Bank nor any of their officers, directors, employees or agents, in the course of their employment by the Company or United Valley Bank, has directly or indirectly given advice with respect to, or participated in any respect, directly or indirectly, in, the management or operation of any entity or concern whose business relates in any way to the generation, storage, handling, disposal, transfer, production or processing of hazardous substances, nor has the Company or United Valley Bank foreclosed on any property on which there is a threatened release of any hazardous substances or on which there has been such a release and full remediation has not been completed, or any property on which contained (non-released) hazardous substances or solid wastes are located.

                           (c)  Except as set forth in Section  5.3.3(c)  of the
Company Disclosure Memorandum, neither the Company nor United Valley Bank, nor any of their officers, directors, employees, and agents, are aware of, have been told of, or have observed, the presence of any hazardous substance or solid waste on, in, under, or around property on which the Company or United Valley Bank holds a legal or security interest, in violation of, or creating liability under, federal, state or local environmental statutes, regulations, or ordinances.

                  5.3.4 Insurance. Section 5.3.4 of the Company Disclosure Memorandum contains a complete list and description (including the expiration date, premium amount and coverage thereunder) of all policies of insurance and bonds presently maintained by, or providing coverage for, the Company and United Valley Bank or any of their officers, directors and employees, all of which are, and will be maintained through the Closing Date, in full force and effect, together with a complete list of all pending claims under any of such policies or bonds. All terms, obligations and provisions of each of such policies and bonds have been complied with, all premiums due thereon have been paid, and no notice of cancellation with respect thereto has been received. Except as set forth in Section 5.3.4 of the Company Disclosure Memorandum, Management believes that such policies and bonds provide adequate coverage to insure the properties and businesses of the Company and United Valley Bank and the activities of their officers, directors and employees against such risks and in such amounts as are prudent and customary. Neither the Company nor United Valley Bank will as of the Closing Date have any liability for premiums or for retrospective premium adjustments for any period prior to the Closing Date. The Company and United Valley Bank have previously made available to Vail Banks a true, correct and complete copy of each insurance policy and bond in effect since January 1, 1997 with respect to the business and affairs of the Company and United Valley Bank.

                  5.4      Properties and Assets.

                  5.4.1 Contracts and Commitments. Section 5.4.1 of the Company Disclosure Memorandum contains a list identifying and briefly describing all written contracts, purchase orders, agreements, security deeds, guaranties or commitments to which the Company or United Valley Bank is a party, or by which they may be bound, involving the payment or receipt, actual or contingent, of more than $25,000 or having a term or requiring performance over a period of more than ninety (90) days, other than agreements, contracts, security deeds, guaranties or commitments made in the ordinary course of the Company's business and other agreements pursuant to which the Company has received a security interest. Except as set forth in Section 5.4.1 of the Company Disclosure Memorandum, each such contract, agreement, guaranty and commitment of the Company and United Valley Bank is in full force and effect and is valid and enforceable in accordance with its terms (subject to any applicable bankruptcy or creditor laws) and constitutes a legal and binding obligation of the respective parties thereto and is not the subject of any notice of default, termination, partial termination or of any ongoing, pending, completed or threatened investigation, inquiry or other proceeding or action that will give rise to any notice of default, termination or partial termination. The Company and United Valley Bank have complied with the provisions of such contracts, agreements, guaranties and commitments. A true and complete copy of each such document has been made available to Vail Banks for examination.

                  5.4.2 Licenses; Intellectual Property. The Company and United Valley Bank have all patents, trademarks, trade names, service marks, copyrights, trade secrets and know-how reasonably necessary to conduct their businesses as presently conducted and, except as described in Section 5.4.2 of the Company Disclosure Memorandum, neither the Company nor United Valley Bank is a party, either as licensor or licensee, to any agreement for any patent, process, trademark, service mark, trade name, copyright, trade secret or other confidential information, and there are no rights of third parties with respect to any trademark, service mark, trade secrets, confidential information, trade name, patent, patent application, copyright, invention, device or process owned or used by the Company or United Valley Bank or presently expected to be used by either of them in the future. All patents, copyrights, trademarks, service marks, trade names, and applications therefor or registrations thereof, owned or used by the Company or United Valley Bank, are listed in Section 5.4.2 of the Company Disclosure Memorandum. The Company and United Valley Bank have complied with all applicable Colorado laws relating to the filing or registration of "fictitious names" or trade names.

                  5.4.3 Personal Property. The Company and United Valley Bank each have good and marketable title to all of their respective personalty, tangible and intangible, reflected in the 1999 Financial Statements (except as since sold or otherwise disposed of by either of them in the ordinary course of business), free and clear of all encumbrances, liens or charges of any kind or character except (i) those referred to in the notes to the 1999 Financial Statements as securing specified liabilities (with respect to which no default exists or, to the knowledge of Management, is claimed to exist), (ii) those described in Section 5.4.3 of the Company Disclosure Memorandum and (iii) liens for taxes not due and payable.

                  5.4.4 Leases. (a) All leases pursuant to which either the Company or United Valley Bank is lessor or lessee (the "Leases") of any real or personal property are valid and enforceable in accordance with their terms; there is not, under any of such Leases any default or, to the knowledge of Management, any claimed default by the Company or United Valley Bank, as the case may be, or event of default or event which with notice or lapse of time, or both would constitute a default by the Company or United Valley Bank, as the case may be, and in respect of which adequate steps have not been taken to prevent a default on either of their parts from occurring.

         (b) Except as set forth in Section 5.4.4(b) of the Company Disclosure Memorandum, there are no contractual obligations, agreements in principle or present plans for either the Company or United Valley Bank to enter into new leases of real property or to renew or amend existing Leases prior to the Closing Date.

         (c) The copies of the Leases heretofore furnished or made available by the Company and United Valley Bank to Vail Banks are true, correct and complete, and the Leases have not been modified in any respect other than pursuant to amendments, copies of which have been concurrently delivered or made available to Vail Banks, and are in full force4 and effect in accordance with their terms.

         (d) Except as set forth in Section 5.4.4(d) of the Company Disclosure Memorandum, no rent has been paid in advance and no security deposit has been paid, nor is any brokerage commission payable, by or to the Company or United Valley Bank with respect to any Lease.

                  5.4.5 Real Property. (a) The Company shall furnish to Vail Banks a title insurance binder on each parcel of real property owned by the Company or United Valley Bank on or prior to April 15, 2000. Vail Banks shall have the right to obtain, at its expense, a Phase One environmental assessment of each parcel of real estate owned by the Company or United Valley Bank. Except as disclosed in Section 5.4.5(a) of the Company Disclosure Memorandum, the Company and United Valley Bank have good and marketable title to the real property reflected in the 1999 Financial Statements (the "Realty"), and the titles to the Realty are covered by title insurance policies providing coverage in the amount of the original purchase price.

         (b) Except as set forth in Section 5.4.5(b) of the Company Disclosure Memorandum, the interests of the Company or United Valley Bank in the Realty and in and under each of the Leases are free and clear of any and all liens and encumbrances except for liens for current taxes not yet due, and are subject to no present claim, contest, dispute, action or, to the knowledge of Management, threatened action at law or in equity.

         (c) The present and (and to the knowledge of the Company) past use and operations of, and improvements upon, the Realty and all real properties leased by the Company and United Valley Bank (the "Leased Properties") are in compliance with all applicable building, fire, zoning and other applicable laws, ordinances and regulations, including the Americans with Disabilities Act, and with all deed restrictions of record, no notice of any violation or alleged violation thereof has been received, and to the knowledge of Management, there are no proposed changes therein that would affect the Realty, the Leased Properties or their uses.

         (d) To the knowledge of Company, Company is not aware of any proposed or pending change in the zoning of, or of any proposed or pending condemnation proceeding with respect to, any of the Realty or the Leased Properties which may adversely affect the Realty or the Leased Properties or the current or currently contemplated use thereof.

         (e) The buildings and structures owned, leased or used by the Company and United Valley Bank are, taken as a whole, in good operating order (except for ordinary wear and tear), usable in the ordinary course of business, and are sufficient and adequate to carry on the businesses and affairs of the Company and United Valley Bank as presently conducted.

                  5.5      Employees and Benefits.

                  5.5.1 Compensation Structure. Section 5.5.1 of the Company Disclosure Memorandum contains a true and complete list of the names, titles, responsibilities and compensation arrangements of each person whose earned compensation (including without limitation all salary, wages, bonuses and fringe benefits, other than those fringe benefits made available to all employees on a non-discriminatory basis), regardless of whether actually payable in such year, from the Company and United Valley Bank for the current fiscal year will equal or exceed $25,000. Section 5.5.1 of the Company Disclosure Memorandum contains copies of all material written agreements, correspondence (other than outstanding offers of employment to prospective employees whose compensation levels will not exceed $25,000 in cash), memoranda and other written materials currently in effect which have been provided to such employees relating to their compensation.

                  5.5.2 Directors or Officers of Other Corporations. Except as set forth in Section 5.5.2 of the Company Disclosure Memorandum, no director, officer, or employee of the Company or United Valley Bank serves, or in the past five years has served, as a director or officer of any other corporation (other than the Company or United Valley Bank) on behalf of or as a designee of the Company or any of its subsidiaries.

                  5.5.3 Employee Benefits. (a) Except as set forth in Section 5.5.3(a) of the Company Disclosure Memorandum, neither the Company nor United Valley Bank has or maintains a pension plan, profit sharing plan, group insurance plan, employee welfare benefit plan (as such term is defined in
Section 3(l) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), severance plan, bonus plan, stock option plan or deferred compensation plan for any of its current or former employees.

         (b) Each "employee benefit plan" as defined in Section 3(3) of ERISA, maintained by or on behalf of the Company or United Valley Bank (including any plans which are "multiemployer plans" under Section 3(37)(A) of ERISA ("Multiemployer Plans") and any defined benefit plan (as defined in Section 3(35) of ERISA) terminated by the Company or United Valley Bank within the five plan-years ending immediately before the Closing Date), which covers or covered any employees of the Company, United Valley Bank, or any subsidiary or of any predecessors thereof (each a "Plan"), is listed in Section 5.5.3(b) of the

Company Disclosure Memorandum, and copies of all the Plans and Plan trusts (if applicable), Summary Plan Descriptions, Actuarial Reports and valuations (if any), and Annual Reports (and attachments thereto) on Form 5500, 5500-C or 5500-R, as the case may be (if required pursuant to ERISA), for the most recent three years with respect to the Plans, Internal Revenue Service determination letters and any other related documents requested by Vail Banks or its counsel have been, or prior to the Closing Date will be, provided to Vail Banks.

         (c) Except as set forth in Section 5.5.3(c) of the Company Disclosure Memorandum, with respect to each Plan: no litigation or administrative or other proceeding is pending or, to the knowledge of Management, threatened; each Plan has been restated or amended so as to comply with all applicable requirements of law, including all applicable requirements of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder by the Internal Revenue Service and the United States Department of Labor. Neither the Plan nor any trustee, administrator or fiduciary thereof has at any time been involved in any transaction relating to the Plan which would constitute a breach of fiduciary duty under ERISA or a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, unless such transaction is specifically permitted under Sections 407 or 408 of ERISA,
Section 4975 of the Code or a class or administrative exemption issued by the Department of Labor.

         (d) Except as set forth in Section 5.5.3(d) of the Company Disclosure Memorandum, each Plan has been administered in compliance in all material respects with applicable law and the terms of the Plan.

         (e) Except as disclosed in Section 5.5.3(e) of the Company Disclosure Memorandum and except for obligations under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), neither the Company nor United Valley Bank has any obligation to provide, or material liability for, health care, life insurance or other benefits after termination of active employment. As of the Closing Date, the Company and United Valley Bank will have provided adequate reserves, or insurance or qualified trust funds, for all claims incurred through the Closing Date, including adequate reserves to provide for any post-retirement health care, life insurance or other benefits with respect to periods of employment prior to the Closing Date, based on an actuarial valuation satisfactory to the actuaries of the Company and United Valley Bank representing a projection of claims expected to be incurred for such retirees during their period of coverage under such Plan.

         (f) To the knowledge of Management, no fact or circumstance exists which could constitute grounds in the future for the Pension Benefit Guaranty Corporation ("PBGC") (or any successor to the PBGC) to take any action whatsoever under Section 4042 of ERISA in connection with any plan which an Affiliate (as defined below) of the Company maintains within the meaning of
Section 4062 or 4064 of ERISA, and, in either case, PBGC has not previously taken any such action which has, or reasonably might, result in any liability of an Affiliate or the Company to the PBGC, which would have an adverse effect on the business of the Company. The term "Affiliate" for purposes of this Section means any trade or business (whether incorporated or unincorporated) which is a member of a group described in Sections 414(b) or 414(c) of the Code of which the Company is also a member.

         (g) Except as specifically identified in the Company Disclosure Memorandum, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by the Company or United Valley Bank to any person which is an "excess parachute payment" (as defined in Section 280G of the Code), increase or secure (by way of a trust or other vehicle) any benefits payable under any Employee Benefit Plan of Company or United Valley Bank, or accelerate the time of payment or vesting of any such benefit.

         (h) The Company and United Valley Bank shall take such actions with respect to any Plans, and refrain from such actions, as are necessary to maintain the qualifications of each such Plan under Section 401(a) of the Code, and the exemption of the trust maintained for each such Plan under Section 401(a) of the Code. Company and United Valley Bank shall timely make all contributions and other payments to the Plans which they are obligated to make as of the date hereof. Other than contributions or payments declared, required or obligated to be paid to the Plans as of the date hereof, no contribution shall be declared for or paid to any such Plan. Except as required by Applicable Law and contractual commitment existing as of the date hereof and disclosed in
Section 5.5.3(h) of the Company Disclosure Memorandum, no amendment or change to the provisions of any Plan shall be made or adopted prior to Closing, and each of such Plans shall be continued in accordance with its terms.

         (i) Except as disclosed in Section 5.5.3(i) of the Company Disclosure Memorandum, Company or United Valley Bank does not provide and has no obligation to provide benefits, including, without limitation, death, health or medical benefits (whether or not insured) with respect to current or former employees of Company or United Valley Bank beyond their retirement or other termination of service with Company or United Valley Bank other than (i) coverage mandated by Applicable Law, (ii) benefits under any Plan, or (iii) benefits the full cost of which is borne by the current or former employee or beneficiary.

                  5.5.4 Labor-Related Matters. Neither the Company nor United Valley Bank is, and neither the Company nor United Valley Bank has been, a party to any collective bargaining agreement or agreement of any kind with any union or labor organization or to any agreement with any of its employees which is not terminable at will or upon ninety (90) days notice at the election of, and without cost or penalty to, the Company or United Valley Bank. Except as set forth in Section 5.5.4 of the Company Disclosure Memorandum, neither the Company nor United Valley Bank has received at any time in the past five (5) years, any demand for recognition from any union, and no attempt has been made, or will have been made as of the Closing Date, to organize any of their employees. The Company has complied with all obligations under the National Labor Relations Act, as amended, the Age Discrimination in Employment Act, as amended, and all other federal, state and local labor laws and regulations applicable to employees. To the knowledge of Management, there are no unfair labor practice charges pending or threatened against the Company or United Valley Bank, and there are, and in the past three (3) years there have been, no charges, complaints, claims or proceedings, or slowdowns or strikes pending or threatened against, or involving, as the case may be, the Company or United Valley Bank with respect to any alleged violation of any legal duty (including but not limited to any wage and hour claims, employment discrimination claims or claims arising out of any employment relationship) by the Company or United Valley Bank as to any of their employees or as to any person seeking employment therefrom, and no such violations exist.

                  5.5.5 Related-Party Transactions. Except for (a) loans and extensions of credit made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by the Company or United Valley Bank with other persons who are not affiliated with the Company or United Valley Bank, and which do not involve more than the normal risk of repayment or present other unfavorable features, (b) deposits, all of which are on terms and conditions identical to those made available to all customers of United Valley Bank at the time such deposits were entered into, and (c) transactions specifically described in Section 5.5.5 of the Company Disclosure Memorandum, there are no contracts with or commitments to present or former 5% or greater shareholders, directors, officers, or employees of the Company or United Valley Bank involving the expenditure after December 31, 1997 of more than $60,000 as to any one individual, including with respect to any business directly or indirectly controlled by any such person, or $100,000 for all such contracts or commitments in the aggregate for all such individuals (other than contracts or commitments relating to services to be performed by any officer, director or employee as a currently-employed employee of the Company or United Valley Bank).

                  5.6      Other Matters.

                  5.6.1 Approvals, Consents and Filings. Except for the approval of the Federal Reserve, the Federal Deposit Insurance Corporation (the "FDIC"), the Division of Banking, Company shareholder approval or as set forth in Section
5.6.1 of the Company Disclosure Memorandum, neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby or thereby, will (a) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or United Valley Bank, or any of their respective assets.

                  5.6.2 Default. (a) Except for those consents described in or set forth pursuant to Section 5.6.1 above or as set forth in Section 5.6.2(a) of the Company Disclosure Memorandum, neither the execution of this Agreement nor the consummation of the transactions contemplated herein or therein (i) constitutes a breach of or default under any contract or commitment to which the Company or United Valley Bank is a party or by which the Company or United Valley Bank or their properties or assets are bound, (ii) does or will result in the creation or imposition of any security interest, lien, encumbrance, charge, equity or restriction of any nature whatsoever in favor of any third party upon any assets of the Company or United Valley Bank, or (iii) constitutes an event permitting termination of any agreement or the acceleration of any indebtedness of the Company or United Valley Bank.

         (b) Except as set forth in Section 5.6.2(b) of the Company Disclosure Memorandum, neither the Company nor United Valley Bank is in default under its articles of incorporation or charter, as the case may be, or bylaws or under any term or provision of any security deed, mortgage, indenture or security agreement or of any other material contract or instrument to which the Company or United Valley Bank is a party or by which either of them or any of their property is bound.

                  5.6.3 United Valley Bank. The Company owns 100% of the equity interests of United Valley Bank, and pursuant to this Agreement, Vail Banks will acquire all of the Company's rights, title and interest in and to such equity interests.

                  5.6.4 Representations and Warranties. No material representation or warranty contained in this Article V or in any written statement delivered by or at the direction of the Company or United Valley Bank pursuant hereto or in connection with the transactions contemplated hereby contains or shall contain any untrue statement, nor shall such representations and warranties taken as a whole omit any statement necessary in order to make any statement not misleading. Copies of all documents furnished to Vail Banks in connection with this Agreement or pursuant hereto are true, correct and complete as of the date given. If Vail Banks has relied on the Banker's Book supplied by The Wallach Company, Inc., its contents are accurate as of the date of the book.


                                   ARTICLE VI
                                   ----------

                       CONDUCT OF BUSINESS OF THE COMPANY
                       ----------------------------------
                      OR UNITED VALLEY BANK PENDING CLOSING
                      -------------------------------------

                  During the period from the date of this Agreement and continuing until the Closing Date, or the earlier termination of this Agreement pursuant to Article X hereof, the Company agrees (except as expressly contemplated by this Agreement or to the extent that Vail Banks shall otherwise consent in advance in writing) that:

                  (a) Ordinary Course. Except in specific contemplation of the transactions contemplated by this Agreement, the Company and United Valley Bank shall carry on their businesses in the usual, regular and ordinary course in the same manner as heretofore conducted, without the creation of any indebtedness for borrowed money (other than deposit and similar accounts and customary credit arrangements between banks in the ordinary course of business), and, to the extent consistent with such businesses, use their best efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with representatives, customers, suppliers, personnel and others having business dealings with the Company and United Valley Bank.

                  (b) Dividends; Changes in Stock. Except as provided in Section 4.13, the Company shall not and or shall not propose to declare or pay any dividends on, or make other distributions in respect of, any of its capital stock, and neither the Company nor United Valley Bank shall or shall propose to
(i) split, combine or reclassify any of their capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company or United Valley Bank, or (ii) repurchase or otherwise acquire any shares of their capital stock (except for the 9,700 options outstanding as of the date of this Agreement).

                  (c) Issuance of Securities. The Company and United Valley Bank shall not sell, issue, authorize or propose the sale or issuance of, or purchase or propose the purchase of, any shares of their capital stock or any class of securities convertible into, or rights, warrants or options to acquire (except for the 9,700 options outstanding as of the date of this Agreement), any such shares, or other convertible securities or enter into any agreement with respect to the foregoing.

                  (d) Governing Documents; Compliance With Law. The Company and United Valley Bank shall not amend their articles of incorporation or charter, as the case may be, or bylaws. The Company and United Valley Bank shall each maintain their corporate existence and powers and fully comply with all federal, state and local laws with respect to their operations and the conduct of their businesses.

                  (e) No Acquisitions. The Company and United Valley Bank shall not acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other entity or division thereof or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to them.

                  (f) No Dispositions. The Company and United Valley Bank shall not sell, lease or otherwise dispose of any of their assets except for sales, leases and other dispositions in the ordinary course of business consistent with prior practice.

                  (g) Maintenance of Properties. The Company and United Valley Bank shall maintain their properties and assets in satisfactory condition and repair for the purposes intended, ordinary wear and tear and damage by fire or other casualty excepted.

                  (h) Benefit  Plans,  Etc.  The Company and United  Valley Bank
shall  not enter  into or amend  any  bonus,  incentive  compensation,  deferred compensation, profit sharing, retirement, pension, group insurance, stock option, stock purchase or other benefit plan or any union, employment or consulting agreement except as required by law or regulations and shall not accelerate the exercisability of any options (except the 9,700 options outstanding as of the date of this Agreement), warrants or rights to purchase securities of the Company or United Valley Bank pursuant to any benefit plan.

                  (i) Books and Records. The books and records of the Company and United Valley Bank shall be maintained in the usual, regular and ordinary course on a basis consistent with prior years.

                  (j) Increase in Compensation. The Company and United Valley Bank shall not grant to any officer, employee or agent any increase in compensation (other than any increase referred to in Section 5.2.11(f) hereof) or in severance or termination pay, or enter into any employment agreement, except as may be required under employment, termination or other agreements in effect on the date of this Agreement and which are described in the Company Disclosure Memorandum.

                  (k) Payment of Debt. The Company and United Valley Bank shall not pay any claim or discharge or satisfy any lien or encumbrance or pay any obligation or liability other than in the ordinary course of business or as required by the terms of any written instrument evidencing or governing the same, a copy of which has been heretofore made available to Vail Banks.

                  (l) Other Actions. The Company and United Valley Bank shall not take any action that would or could reasonably be expected to result in any of the representations and warranties of the Company and United Valley Bank set forth in this Agreement becoming untrue at any time on or prior to the Closing Date.

                  (m) Maintenance of Insurance. The Company and United Valley Bank shall maintain and keep or cause to be maintained and kept in full force and effect all of the insurance referred to in Section 5.3.4 hereof or other insurance equivalent thereto.

                  (n) Investment Portfolio. The Company and United Valley Bank shall only invest funds of the Company or United Valley Bank in securities of the government of the United States, Repurchase Agreements secured by securities of the government of the United States, federal funds, or deposits insured by the FDIC; provided, however, that no such investment by the Company or United Valley Bank shall have a stated maturity of greater than five (5) years and the various stated maturities of the Company's and United Valley Banks' investments shall be consistent with the stated maturities of the investments held in the ordinary course of the Company's and United Valley Banks' businesses.

                  (o) Banking Relationships. Except for changes in the ordinary course of business, no change will be made in the banking and safe deposit arrangements referred to in Section 5.2.8 hereof.

                  (p) Notice of Changes. The Company and United Valley Bank shall promptly advise Vail Banks orally and in writing of any change or event having, or which Management of the Company and United Valley Bank believes could have, a material adverse effect on the assets, liabilities, business, operations or financial condition of the Company or United Valley Bank.


                                   ARTICLE VII
                                   -----------

                  REPRESENTATIONS AND WARRANTIES OF VAIL BANKS
                  --------------------------------------------

                  To induce the Company to enter into and perform this Agreement, Vail Banks represents, warrants, covenants and agrees as follows, which representations, warranties, covenants and agreements are being made as of the date hereof and shall be deemed to be made again as of the Closing:

                  7.1      Corporate and Financial.

                  7.1.1 Authority. (a) Subject to the approval of various state and federal regulatory authorities, Vail Banks has full power and authority to make, execute and perform this Agreement and to consummate the transaction contemplated hereby and thereby, and no further action is necessary on the part of Vail Banks to authorize its consummation of the transaction contemplated hereby and thereby. Other than such regulatory approvals, no further corporate action is necessary on the part of Vail Banks to consummate the transaction contemplated hereby. This Agreement constitutes the valid and binding obligation of Vail Banks and is enforceable in accordance with its terms, except as limited by the laws affecting creditors' rights generally and by the discretion of courts to compel specific performance.

         (b) Subject to the approval of the various state and federal regulators, the execution, delivery and performance of this Agreement and the transaction contemplated or required in connection herewith will not, with or without the giving of notice or the passage of time, or both, (i) violate any provision of federal or state law applicable to Vail Banks or WestStar, the violation of which could be expected to have an adverse effect on the business, operations, properties, assets, financial condition or prospects of Vail Banks or WestStar; (ii) violate any provision of the articles of incorporation or charter, as the case may be, or bylaws of Vail Banks or WestStar; (iii) conflict with or result in a breach of any provision of, or termination of, or constitute a default under any instrument, license, agreement or commitment to which Vail Banks or WestStar is a party, which, singly or in the aggregate, could be expected to have an adverse effect on the business, operations, properties, assets, financial condition or prospects of Vail Banks or WestStar; or (iv) constitute a violation of any order, judgment or decree to which Vail Banks or WestStar is a party, or by which Vail Banks or WestStar or any of their respective assets or properties are bound.

                  7.1.2    Corporate Status.
                           ----------------

         (a) Vail Banks. Vail Banks is a corporation duly organized, validly existing and in good standing under the laws of the state of Colorado and has no direct or indirect subsidiaries other than WestStar and Mortgage Associates Vail, Inc. Vail Banks has all requisite corporate power and authority and is entitled to own or lease its properties and assets and to carry on its business as and in the places where such properties or assets are now owned, leased or operated and such business is conducted.

         (b) WestStar. WestStar is a bank duly organized, validly existing and in good standing under the laws of the State of Colorado. WestStar has all requisite corporate power and authority and is entitled to own and lease its properties and assets and to carry on its business as and in the places where such properties or assets are now owned, leased or operated and such business is conducted.

                  7.1.3    Capital Structure.
                           -----------------

         (a) Vail Banks. Vail Banks has an authorized capital stock consisting of 20,000,000 shares, $1.00 par value, common stock, of which 6,040,608 shares of common stock are issued and outstanding as of the date hereof. Although there are no shares of preferred stock issued and outstanding, the Board of Directors of Vail Banks is authorized to issue preferred stock in one or more series. All of the outstanding capital stock of Vail Banks is duly and validly issued, fully paid and non-assessable and was offered, issued and sold in compliance with all applicable federal and state securities laws. No person has any right of rescission or claim for damages under federal or state securities laws with respect to the issuance of any shares of capital stock of Vail Banks previously issued. None of the capital stock of Vail Banks has been issued in violation of any preemptive or other rights of its shareholders.

         (b) WestStar. WestStar has an authorized capital stock consisting solely of 130,693 shares, $6.00 par value, common stock, of which 130,693 shares of common stock are issued and outstanding as of the date hereof and of which Vail Banks owns 130,693 shares, or 100% of the issued and outstanding common stock. All of the outstanding capital stock of WestStar is duly and validly issued, fully paid and non-assessable and was offered, issued and sold in compliance with all applicable federal and state securities laws. No person has any right of rescission or claim for damages under federal or state securities laws with respect to the issuance of any shares of capital stock of WestStar previously issued. None of the capital stock of WestStar has been issued in violation of any preemptive or other rights of its shareholders.

                  7.1.4 Financial Statements. Vail Banks has delivered to the Company true, correct and complete copies of (i) the audited, consolidated financial statements of Vail Banks and WestStar for the years ended December 31, 1997, 1998 and 1999, including balance sheets, statements of income, statements of shareholders' equity, statements of cash flows and related notes (the audited, consolidated financial statements for the year ended December 31, 1999 being referred to as the "Vail Banks 1999 Financial Statements") and (ii) unaudited, consolidated financial statements of Vail Banks and WestStar for the period ended March 31, 2000, including a balance sheet, statement of income and related notes. In addition, Vail Banks will provide to the Company monthly interim unaudited, consolidated financial statements of Vail Banks and WestStar ending at the end of each month prior to Closing and after March 31, 2000. All of such financial statements, except for the interim statements which have been prepared consistently with the audited financial statements of the Company but without footnotes, etc., have been prepared in accordance with generally accepted accounting principles consistently applied and truthfully reflect the assets, liabilities and financial condition of Vail Banks and WestStar as of the dates indicated therein and the results of its operations for the respective periods then ended.

                  7.2      Other Matters.

                  7.2.1 Approvals, Consents and Filings. Except for the approval of the Federal Reserve, the Federal Deposit Insurance Corporation (the "FDIC") or the Division of Banking, neither the execution and delivery of this Agreement by Vail Banks nor the consummation of the transactions contemplated hereby or thereby, will (a) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Vail Banks or WestStar, or any of their respective assets.

                  7.2.2 Default. (a) Except for those consents described in or set forth pursuant to Section 7.2.1 above, neither the execution of this Agreement nor the consummation of the transactions contemplated herein (i) constitutes a breach of or default under any contract or commitment to which Vail Banks or WestStar is a party or by which Vail Banks or WestStar or their properties or assets are bound, (ii) does or will result in the creation or imposition of any security interest, lien, encumbrance, charge, equity or restriction of any nature whatsoever in favor of any third party upon any assets of Vail Banks or WestStar, or (iii) constitutes an event permitting termination of any agreement or the acceleration of any indebtedness of Vail Banks or WestStar.

         (b) Neither Vail Banks nor WestStar is in default under its articles of incorporation or charter, as the case may be, or bylaws or under any term or provision of any security deed, mortgage, indenture or security agreement or of any other contract or instrument to which Vail Banks or WestStar is a party or by which either of them or any of their property is bound.

         7.2.3 WestStar. Vail Banks owns 100% of the equity interests of WestStar.


                  7.2.4 Status of Vail Common Stock to be Issued. The shares of Vail Common Stock into which the shares of Company Stock are to be exchanged pursuant to this Agreement will be, when delivered as specified in this Agreement, validly authorized and issued, fully paid and nonassessable, and registered pursuant to an effective registration statement under the Securities Act of 1933.

                  7.2.5 Representations and Warranties. No material representation or warranty contained in this Article VII or in any written statement delivered by or at the direction of Vail Banks or WestStar pursuant hereto or in connection with the transactions contemplated hereby contains or shall contain any untrue statement, nor shall such representations and warranties taken as a whole omit any statement necessary in order to make any statement not misleading. Copies of all documents furnished to the Company in connection with this Agreement or pursuant hereto are true, correct and complete.


                                  ARTICLE VIII

                      CONDUCT OF THE BUSINESS OF VAIL BANKS
                           OR WESTSTAR PENDING CLOSING

                  During the period from the date of this Agreement and continuing until the Closing Date, or the earlier termination of this Agreement pursuant to Article IX hereof, Vail Banks agrees (except as expressly contemplated by this Agreement or to the extent that the Company shall otherwise consent in advance in writing) that:

                  8.1 Ordinary Course. Except in specific contemplation of the transactions contemplated by this Agreement, Vail Banks and WestStar shall carry on their businesses in the usual, regular and ordinary course in the same manner as heretofore conducted.

                  8.2 Other Actions. Vail Banks and WestStar shall not take any action that would or could reasonably be expected to result in any of the representations and warranties of Vail Banks and WestStar set forth in this Agreement becoming untrue at any time on or prior to the Closing Date.

                  8.3      Indemnification

                  (a) Following the Closing Date, Vail Banks shall indemnify, defend and hold harmless the present and former directors and officers of the Company and United Valley Bank (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") as incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Closing Date (including without limitation, the transaction contemplated by this Agreement), to the extent that the Company and United Valley bank are currently obligated to indemnify (and advance expenses to) their respective directors and officers under the laws of the State of Colorado, their respective articles of incorporation and by-laws.

                  (b) Vail Banks shall indemnify, defend and hold harmless the Company and its stockholders, directors, officers and employees from all Costs, whether arising under the federal or state securities laws or otherwise, which may be asserted against any of them which arise as a result of any alleged act or failure to act, or any alleged statement or omission, of Vail Banks done or made in connection with any registration statement, proxy statement, or any other statement or form filed or required to be filed with the Securities and Exchange Commission or state securities departments, or delivered or required to be delivered to the holders of Company Stock.

                  (c) The Company shall indemnify, defend and hold harmless Vail Banks and its stockholders, directors, officers and employees from all Costs, whether arising under the federal or state securities laws or otherwise, which may be asserted against any of them which arise as a result of information provided by the Company to Vail Banks for inclusion in the Registration Statement that contains any untrue statement.

                  (d) Any Indemnified Party wishing to claim indemnification under this Section, upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Vail Banks thereof.

                  (e) If Vail Banks or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then in each such case, Vail Banks shall cause proper provision to be made so that the successors and assigns of Vail Banks shall assume the obligations set forth in this Section.

                  (f) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

                  8.4 Articles of Merger. On the Closing Date, Vail Banks shall file with the Secretary of State of the State of Colorado, Articles of Merger in accordance with the provisions of the Colorado Business Corporations Act to effect the transactions contemplated by this Agreement.


                                   ARTICLE IX

                     CONDITIONS TO OBLIGATIONS OF VAIL BANKS

                  All of the obligations of Vail Banks under this Agreement are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived by Vail Banks:

                  9.1 Representations and Warranties. The representations and warranties of the Company contained herein or in any certificate, schedule or other document delivered pursuant to the provisions hereof, or in connection herewith, shall be true in all material respects as of the date when made and, except where otherwise expressly provided herein, shall be deemed to be made again at and as of the Closing Date and shall be true in all material respects at and as of such time, except (i) for those representations and warranties confined to a specific date, which shall be true and correct as of such date, or
(ii) as a result of changes or events expressly permitted or contemplated herein.

                  9.2 Performance of Conditions and Agreements. The Company shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

         9.3  Certificates,   Resolutions,   Opinion.  The  Company  shall  have
delivered,  or cause the  Company and United  Valley  Bank to  deliver,  to Vail
Banks:

                                    (a) a certificate  executed by the President
                  or Chairman of the Company, dated as of the Closing Date, and certifying in such detail as Vail Banks may reasonably request to the fulfillment of the conditions specified in Sections 9.1 and 9.2 hereof;

                                    (b)  certificates  executed by the Secretary
                  of State of the State of  Colorado  dated not more than thirty
                  (30) business days prior to the Closing Date, of the valid existence of the Company and United Valley Bank, respectively, under the laws of Colorado; and

                                    (c) an opinion  from  counsel of the Company
                  in form and substance reasonably acceptable to Vail Banks and its counsel, dated the Closing Date, covering customary corporate matters.

                  9.4 Accountants' Letter. Vail Banks shall have received a letter from Fortner Baynes Levkulich & Company, P.C., dated the Closing Date, to the effect that: At the request of the Company they have carried out procedures to a specified date not more than five business days prior to the Closing Date, which procedures did not constitute an examination in accordance with generally accepted auditing standards, of the financial statements of the Company, as follows: (a) read the unaudited balance sheets and statements of income of the Company and United Valley Bank from December 31, 1999 through the date of the most recent monthly financial statements available in the ordinary course of business; (b) read the minutes of the meetings of shareholders and Board of Directors of the Company and United Valley Bank from December 31, 1999 to said date not more than five business days prior to the Closing Date; and (c) consulted with certain officers and employees of the Company and United Valley Bank responsible for financial and accounting matters and, based on such procedures, nothing has come to their attention which would cause them to believe that (i) such unaudited interim balance sheets and statements of income are not fairly presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the 1999 Financial Statements, (ii) as of said date not more than five business days prior to the Closing Date the shareholders' equity, long-term debt, reserve for possible loan losses and total assets of the Company, in each case as compared with the amounts shown in the 1999 Financial Statements, are not different except as set forth in such letter, or (iii) for the period from December 31, 1999 to said date not more than five business days prior to the Closing Date, the net interest income, total and per share amounts of consolidated income (before extraordinary items) and net income of the Company, as compared with the corresponding portion of the preceding 12-month period, are not different except as set forth in such letter. The Company's accountants shall provide the Net Worth determination of the Company for the Purchase Price determination and will calculate the Purchase Price as of Closing and for the post-Closing adjustment within twenty (20) days after the Closing.

                  9.5 Regulatory Approvals. Vail Banks shall have received from any and all governmental authorities, bodies or agencies having jurisdiction over the transaction contemplated by this Agreement, including, but not limited to, the Federal Reserve, FDIC and the Division of Banking, all such consents, authorizations and approvals as are necessary for the consummation thereof and all applicable waiting or similar periods required by law shall have expired.

                  9.6 Employment. All written employment, termination, consulting or similar agreements entered into by the Company or United Valley
Bank shall have been effectively terminated with no remaining liabilities, duties or obligations on the part of the Company or United Valley Bank under said agreements.

                  9.7 Resignation of Executive Officers and Board of Directors. The Boards of Directors and Executive Officers of the Company and United Valley Bank shall have tendered their resignations immediately prior to the Closing.

                  9.8 Exercise of Options. The Company shall have caused the holders of the 9,700 outstanding options as of the date of this Agreement to have exercised such options so that no options remain outstanding as of the Closing Date.


                                    ARTICLE X

                    CONDITIONS TO OBLIGATIONS OF THE COMPANY

                  All of the obligations of the Company under this Agreement are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived by the Company:

                  10.1 Representations and Warranties. The representations and warranties of Vail Banks contained herein or in any certificate, schedule or other document delivered pursuant to the provisions hereof, or in connection herewith, shall be true in all material respects as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall be true in all material respects at and as of such time.

                  10.2 Performance of Agreements. Vail Banks shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

                  10.3 Certificates, Resolutions, Opinions. Vail Banks shall have delivered to the Company:


                                    (a) a certificate  executed by the President
                  of Vail Banks,  dated the  Closing  Date,  certifying  in such detail as the Company may reasonably request to the fulfillment of the conditions specified in Sections 10.1 and
                  10.2 hereof;

                                    (b) duly adopted resolutions of the Board of
                  Directors of Vail Banks, certified by the Secretary or an Assistant Secretary thereof, dated the Closing Date, authorizing and approving (i) the execution of this Agreement and the consummation of the transactions contemplated herein and therein in accordance with their respective terms, and
                  (ii) all other necessary and proper corporate action to enable Vail Banks to comply with the terms hereof;

                                    (c) an opinion of  Kilpatrick  Stockton LLP,
                  counsel for Vail Banks in form and substance reasonably acceptable to Company and its counsel, dated the Closing Date.

                                    (d)  certificates  executed by the Secretary
                  of State of the State of Colorado,  dated not more than thirty
                  (30) business days prior to the Closing Date, of the valid existence of Vail Banks under the laws of Colorado.

                  10.4 Regulatory Approvals. Any and all governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement, including, but not limited to, the Federal

Reserve, the FDIC and the Division of Banking, shall have granted all such consents, authorizations and approvals as are necessary for the consummation thereof, and all applicable waiting or similar periods required by law shall have expired.

         10.5 Delivery of Consideration by Vail Banks. Vail Banks shall have delivered the Purchase Price pursuant to Article I hereof.

         10.6 Shareholder Approval. The Merger Agreement shall have been approved by the vote of the holders of at least two-thirds of Company Stock.


                                   ARTICLE XI

                            WARRANTIES, NOTICES, ETC.

                  11.1 Warranties. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to Article V or Vail Banks pursuant to Article VII hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties hereunder by the delivering party.

                  11.2 Survival of Representations. All representations, warranties, covenants, and agreements made by either party hereto, except as set forth hereafter or specifically stated in this Agreement, shall expire and be of no further force and effect upon the consummation of the transactions contemplated by this Agreement; provided, however, that the covenant with respect to the confidentiality of certain information contained in Section 4.4, the obligations of Haselbush and Sishc in Section 4.11 of this Agreement and the obligations of Vail Banks with regard to the Purchase Price and registration of Vail Common Stock shall survive consummation of this Agreement and the transactions contemplated hereby.



                  11.3 Notice. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, first class, certified mail, postage prepaid to each of the parties hereto at the respective addresses set forth below (or at such other address either party may have theretofore notified the other party in writing):

                  (a)      To the Company:      Estes Bank Corporation
                                                P.O. Box 2270
                                                363 E. Elkhorn Avenue
                                                Estes Park, Colorado 80517
                                                Attn.:  Jack G. Haselbush

                           With copies to:      Ted R. Sikora II, Esq.
                                                Davis, Graham & Stubbs LLP
                                                Suite 4700
                                                370 Seventeenth Street
                                                Denver, Colorado 80202
                                                Facsimile:  (303) 893-1379

                  (b)      To Vail Banks:       Vail Banks, Inc.
                                                108 S. Frontage Road, West
                                                Suite 101
                                                Vail, Colorado 81657
                                                Attn.:  E. B. Chester, Jr.

                           With copies to:   Kilpatrick Stockton LLP
                                             Suite 2800
                                             1100 Peachtree Street
                                             Atlanta, Georgia  30309-4530
                                             Attn.: R. Alexander Bransford, Jr.

                  11.4 Entire Agreement. This Agreement supersedes all prior discussions and agreements by and between Vail Banks and the Company with respect to the Merger and the other matters with respect thereto, and this Agreement contains sole and entire agreement between the parties hereto with respect to the transactions contemplated herein.

                  11.5 Waiver; Amendment. Prior to or on the Closing Date, Vail Banks, acting through its Board of Directors, Chairman or President, shall have the right to waive any default in the performance of any term of this Agreement by the Company, to waive or extend the time for the fulfillment by the Company of any and all of their obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Vail Banks under this Agreement, except any condition which, if not satisfied, would result in the violation of any law or applicable governmental regulation. Prior to or on the Closing Date, the Company, acting individually or through the Company's Board of Directors or Chairman, shall have the right to waive any default in the performance of any term of this Agreement by Vail Banks, to waive or extend the time for the fulfillment by Vail Banks of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of the Company under this Agreement, except any condition which, if not satisfied, would result in the violation of any law or applicable governmental regulation. This Agreement may be amended by a subsequent writing signed by the parties hereto; provided, however, that the provisions of Sections
9.5 and 10.4 requiring regulatory approval shall not be amended by the parties hereto without such approval.

                                   ARTICLE XII

                                   TERMINATION

         12.1 Termination of Agreement. This Agreement may be terminated only for the following reasons:

                  (a) Material Adverse Change of the Company or United Valley Bank. By either party, if, after the date hereof, a material adverse change in the financial condition or business of the Company, United Valley Bank, Vail Banks or WestStar, as the case may be, shall have occurred or if the Company, United Valley Bank, Vail Banks or WestStar, as the case may be, shall have suffered a material loss or damage to any of its properties or assets, which change, loss or damage materially affects or impairs the ability of any of the Company, United Valley Bank, Vail Banks or WestStar, as the case may be, to conduct its business.

         (b) Company Disclosure Memorandum. By Vail Banks within ten (10) days after receipt of the Company Disclosure Memorandum.

                  (c) Noncompliance of the Company. By Vail Banks, if the terms, covenants or conditions of this Agreement to be complied with or performed by the Company at or before the Closing shall not have been complied with or performed in all material respects and such noncompliance or non-performance shall not have been waived by Vail Banks.

                  (d) Noncompliance of Vail Banks. By the Company, if the terms, covenants or conditions of this Agreement to be complied with or performed by Vail Banks at or before the Closing shall not have been complied with or performed in all material respects and such noncompliance or non-performance shall not have been waived by the Company.

                  (e) Adverse Proceedings. By either party, if any action, suit or proceeding shall have been instituted or threatened against either party to this Agreement to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated herein, which, in the good faith opinion of such party, makes consummation of the transactions herein contemplated inadvisable.

         (f) Termination Date. By either party, if the receipt of Regulatory Approvals has not occurred on or before October 1, 2000.


                                  ARTICLE XIII

                          COUNTERPARTS, HEADINGS, ETC.

                  This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The headings herein set out are for convenience of reference only and shall not be deemed a part of this Agreement.


                                   ARTICLE XIV

                                 BINDING EFFECT

                  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by any party without the prior written consent of the others.


                                   ARTICLE XV

                                  GOVERNING LAW

                  The validity and effect of this Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Colorado.


                                   ARTICLE XVI

                           THIRD PARTIES NOT BENEFITED

                  Except as provided herein, nothing contained in this Agreement is intended or shall be deemed to benefit any third party, and no third party shall be entitled to require either party to enforce any right which the party may have under this Agreement or otherwise.







                        [Signatures follow on next page]











                  IN WITNESS WHEREOF, Company and Vail Banks have caused this Agreement to be executed by their respective duly authorized corporate officers and their respective corporate seals to be affixed hereto as of the day and year first above written and Haselbush and Sishc have executed this Agreement individually.



                                                 ESTES BANK CORPORATION

(CORPORATE SEAL)                                 By:
                                                      Jack G. Haselbush
                                                      Secretary and Treasurer
Attest:

-------------------------------------
Bradley D. Sishc
Vice President
                                                     VAIL BANKS, INC.

(CORPORATE SEAL)                                     By:
                                                           E. B. Chester, Jr.
                                                           Chairman
Attest:

-------------------------------------

Secretary
                                       ------------------------------------
                                       Jack G. Haselbush, individually


                                       ------------------------------------
                                       Bradley D. Sishc, individually